================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                HOT TOPIC, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                HOT TOPIC, INC.
                             3410 Pomona Boulevard
                           Pomona, California  91768

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 27, 1998

TO THE SHAREHOLDERS OF HOT TOPIC, INC.:

     Notice Is Hereby Given that the Annual Meeting of Shareholders of Hot Topic, Inc., a California corporation (the "Company"), will be held on Wednesday, May 27, 1998 at 10:00 a.m. local time at 3410 Pomona Boulevard, Pomona, California 91768, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve the Company's 1996 Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

3. To approve the Company's 1996 Non-Employee Director Stock Option Plan, as amended to (i) increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 50,000 shares, (ii) provide for an automatic grant to new directors of options to purchase 5,000 shares upon becoming a member of the Board of Directors, and (iii) provide for an automatic grant to directors of options to purchase 1,250 shares upon each annual meeting of shareholders of the Company.

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 30, 1999.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 17, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                      By Order of the Board of Directors


                                      Jay A. Johnson

                                      Assistant Secretary

Pomona, California
April 30, 1998

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                HOT TOPIC, INC.
                             3410 Pomona Boulevard
                           Pomona, California  91768

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 27, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Hot Topic, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 27, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3410 Pomona Boulevard, Pomona, California 91768. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 1998 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such service.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 17, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 17, 1998 the Company had outstanding and entitled to vote 4,783,144 shares of Common Stock.

     Except as provided below, each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Assistant Secretary of the Company at the Company's principal executive office, 3410 Pomona Boulevard, Pomona, California 91768, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                       1.

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than December 26, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are seven nominees for the seven Board positions presently authorized pursuant to the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     The seven candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

Name                        Age                   Position
----                        ---                   --------
Robert M. Jaffe..........   46   Chairman of the Board of Directors
Orval D. Madden..........   49   President, Chief Executive Officer and Director
Edgar F. Berner..........   66   Director
Stanley E. Foster........   70   Director
Andrew Schuon............   33   Director
Corrado Federico.........   57   Director
Cece Smith...............   53   Director

     Robert M. Jaffe has been Chairman of the Board of Directors of the Company since September 1992. Mr. Jaffe has served as President and Chief Executive Officer of Sorrento Associates, Inc. (the general partner of the Sorrento Venture funds, several of which are shareholders of the Company) since 1985. Mr. Jaffe previously was an investment banker with Merrill Lynch Capital Markets, Salomon Brothers and Goldman, Sachs & Company.

     Orval D. Madden founded Hot Topic in 1988, and has been the Company's President and Chief Executive Officer and a Director since its inception. Prior to founding Hot Topic, Mr. Madden was a Senior Vice President of Federated Department Stores' Children's Place and Accessory Place divisions, and was a Divisional Vice President for Carter-Hawley-Hale Stores' Broadway and Weinstock's Department Store division. In 1993, Mr. Madden was recognized as regional California retailing "Entrepreneur Of The Year" in a competition sponsored by Ernst & Young, Merrill Lynch, and Inc. Magazine.

                                       2.

     Edgar F. Berner has been a Director of the Company since 1990. Since 1991, Mr. Berner has served as Chairman of the Board of Sweet Factory, Inc., a retail candy store chain, and he also served as Chief Executive Officer of that company from 1991 to January 1996. Prior to forming Sweet Factory, Mr. Berner was co-founder and Executive Vice President of Weekend Exercise Company. He has also held management positions with Fashion Conspiracy and The Price Club, and formerly served on the board of directors of Clothestime, Inc. and Edison Brothers. Mr. Berner currently serves as a director of Garden Fresh, Inc.

     Stanley E. Foster has been a Director of the Company since 1990. Mr. Foster is the President and CEO of Foster Investment Corporation, and the Chairman of Hang Ten International. He is also a director of Postal Annex, Accucom, Western Financial Savings Bank, WestCorp, and a former Chairman of the Executive Committee of Pace Membership Warehouse, Inc.

     Andrew Schuon has been a director of the Company since January 1998. Since March 1998, Mr. Schuon has been Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production and talent.

     Corrado Federico has been director of the Company since December 1997. Mr. Federico is also a director of Bebe, Inc., a contemporary women's fashion chain with approximately 90 stores throughout the United States and the President of Corado, Inc., a land development company specializing in affordable housing. From 1986 to 1991, Mr. Federico served as President and CEO of ESPRIT, Inc.'s United States apparel, retail and mail order operations.

     Cece Smith has been a Director of the Company since August 1994. Since September 1986, Ms. Smith has been a General Partner of Phillips-Smith Specialty Retail Group, L.P., a retail venture capital investment firm. Prior to founding Phillips-Smith, Ms. Smith was an Executive Vice President of Pearle Health Services, Inc. and President of Pearle's Medical Division. Ms. Smith serves as a director of several private retail companies including HSJ Holdings, Inc., a jewelry retailer and manufacturer doing business as Silverman's Jewelers, and Cheap Tickets, Inc., a provider of discount airline tickets over the telephone and internet. Ms. Smith served as the Chairman of the Federal Reserve Bank of Dallas from January 1994 to December 1996.

BOARD COMMITTEES AND MEETINGS

     During fiscal 1997 the Board of Directors held four meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Real Estate Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 1997, the Audit Committee was composed of three non-employee directors: Messrs. Jaffe, Berner and Jess Marzak, until Mr. Marzak resigned from the Board on December 23, 1997. The Audit Committee is currently composed of three non-employee directors: Messrs. Foster, Berner and Ms. Smith. It met one time during fiscal 1997.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 1997, the Compensation Committee was composed of three non-employee directors: Messrs. Jaffe, Foster and Marzak, until Mr. Marzak resigned from the Board on December 23, 1997. The Compensation Committee is currently composed of one employee director and three non-employee directors: Messrs. Madden, Jaffe, Foster and Schuon. It met five times during fiscal 1997.

     The Nominating Committee evaluates and recommends individuals to be nominated for election to the Board. The Nominating Committee is currently composed of, and was composed of in fiscal 1997, one employee director and two non-employee directors: Messrs. Madden, Jaffe and Berner. It met one time during fiscal 1997. No procedure has been established for the consideration of nominees recommended by shareholders.

                                       3.

     The Real Estate Committee evaluates and approves potential store sites. During fiscal 1997, the Real Estate Committee was composed of one employee director and three non-employee directors: Messrs. Madden and Berner, and Ms. Smith, and George Peyser, until Mr. Peyser resigned from the Board on January 23, 1998. The Real Estate Committee is currently composed of one employee director and three non-employee directors: Messrs. Madden, Berner, Federico and Ms. Smith. It met fifteen times during fiscal 1997.

     During fiscal 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2

               APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED

     In January 1993, the Company adopted, and the shareholders subsequently approved, the Company's 1993 Stock Option Plan (the "1993 Plan"). In June 1996, the Company adopted, and the shareholders subsequently approved, an amended and restated version of the 1993 Plan, and retitled it the 1996 Equity Incentive Plan (the "1996 Plan"). Under the 1996 Plan, 750,000 shares of the Company's Common Stock are reserved for issuance pursuant to the exercise of stock awards granted to employees, directors and consultants. As of March 10, 1998, options covering an aggregate of 726,425 shares of the Company's Common Stock had been granted, and there remained 23,575 shares of the Company's Common Stock reserved for issuance under the 1996 Plan.

     In February 1998, the Board approved an amendment to the 1996 Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the 1996 Plan to 1,250,000 shares. The board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

     Shareholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions and brokers non-votes are counted toward a quorum but are not counted for any purpose in determining whether a matter is approved.

     If the 1996 Plan, as amended, is not approved, the Company will not be able to grant additional options beyond the 23,575 shares remaining under the 1996 Plan, except to the extent of canceled or expired options under the 1996 Plan.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

     The essential features of the 1996 Plan are as follows:

GENERAL

     The 1996 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

     The 1996 Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 1,147 (as of March 26, 1998) employees and consultants are eligible to participate in the 1996 Plan.

                                       4.

ADMINISTRATION

     The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1996 Plan to a committee composed of not fewer than two members of the Board, who may also be "outside directors" within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

     Incentive stock options may be granted under the 1996 Plan only to employees (including officers) of the Company and its affiliates. Stock awards other than incentive stock options and stock appreciation rights appurtenant thereto may be granted only to employees, directors or consultants.

     No option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock option grants, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE 1996 PLAN

     If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan.

     Subject to shareholder approval of this Proposal 2, stock options granted under the 1996 Plan may not currently exceed in the aggregate 750,000 shares of the Company's Common Stock.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. Deductions for compensation attributable to the exercise of such options with exercise prices below market value could be limited by Section 162(m). See "Federal Income Tax Information." At April 15, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $28.38 per share.

     In the event of a decline in the value of the Company' s Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be canceled and a new option granted.

     The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

                                       5.

     Option Exercise. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board.
Shares covered by currently outstanding options under the 1996 Plan typically vest over a four year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate 30 days after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within 30 days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within one year of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1996 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 1996 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on June 14, 2006.

     The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange

                                       6.

Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

     Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may be transferred by the optionee upon such terms and conditions set forth in the Option Agreement. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The maximum ordinary income rate is effectively 39.6% at the present time. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on the length of time the stock was held. For individuals, short-term capital gain is subject to federal income tax at a maximum rate of 39.6%. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Under recently enacted federal income tax legislation, capital gain from the sale of assets that have a holding period of more than one year but not more than eighteen months is subject to federal income tax at a maximum rate of 28%. If the holding period is more than eighteen months, the maximum stated federal income tax rate is 20% for individuals. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon

                                       7.

exercise of the option. The capital gain or loss will be long-term or short-term depending on the length of time the stock was held. Under recently enacted federal income tax legislation, capital gain from the sale of assets that have a holding period of more than one year but not more than eighteen months is subject to federal income tax at a maximum rate of 28% for individuals. If the holding period is more than eighteen months, the maximum stated federal income tax rate is 20% for individuals. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to covered employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

INFORMATION REGARDING OPTION GRANTS

     The following table presents certain information with respect to options granted under the 1996 Plan for the fiscal year ended January 31, 1998 to (i) the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation" below, (ii) all executive officers as a group and
(iii) all non-executive officer employees as a group (non-employee directors have not been granted options under the 1996 Plan). Option grants are made by the Board or the Compensation Committee and the dollar value and number of shares of future grants to the executive officers named in the Summary Compensation Table below, all executive officers as a group and all non-executive officer employees as a group are not presently determinable. The number of options granted under the 1996 Plan in the fiscal year ended January 31, 1998 is not necessarily indicative of the number of such options that will be granted in the future.

                               NEW PLAN BENEFITS

                                                1996 Equity Incentive Plan
                                      -----------------------------------------------
                                                              Number of Shares
Name and Position                     Dollar Value(1)   Subject to Options Granted(2)
-----------------                     ---------------   -----------------------------
Orval D. Madden.....................     $2,675,000               100,000
Jay A. Johnson......................     $1,337,500                50,000
Elizabeth M. McLaughlin.............     $1,337,500                50,000
Marc R. Bertone.....................     $  668,750                25,000
Gregory J. Gillogly.................     $  267,500                10,000
All Executive Officers as a Group...     $6,286,250               235,000
All Non-Executive Officer Employees
as a Group..........................     $1,588,463                87,050

----------
(1) Represents the exercise price per share multiplied by the number of shares underlying the option(s).

(2) Represents the number of options granted under the 1996 Plan in fiscal 1997 and is not necessarily indicative of the number of such options that will be granted in the future.

                                       8.

                                   PROPOSAL 3

                    APPROVAL OF 1996 NON-EMPLOYEE DIRECTORS
                         STOCK OPTION PLAN, AS AMENDED

     In June 1996, the Board of Directors adopted, and the shareholders subsequently approved, the 1996 Non-Employee Directors Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to Non-Employee Directors of the Company. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 30,000. As of March 10, 1998, options to purchase an aggregate of 8,423 shares were outstanding, 347 shares had been issued upon exercise of options issued under the Directors' Plan and 21,230 shares remained available for future grants under the Directors' Plan.

     In February 1998, the Board approved an amendment to the Directors' Plan, subject to shareholder approval, to (i) increase the number of shares authorized for issuance under the Directors' Plan to 80,000 shares, (ii) provide for an automatic grant to new directors of options to purchase 5,000 shares upon becoming a member of the Board of Directors, and (iii) provide for an automatic grant to directors of options to purchase 1,250 shares upon each annual meeting of shareholders of the Company beginning with the annual meeting to be held on May 27, 1998.

     Shareholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. Abstentions and brokers non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

     If the Directors' Plan, as amended, is not approved, the Company will not be able to grant additional options beyond the 21,230 shares remaining under the Directors' Plan, except to the extent of canceled or expired options under the Directors' Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

     The essential features of the Directors' Plan are as follows:

PURPOSE

     The purpose of the Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and to retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

     The Directors' Plan is administered by the Board of Directors of the Company. The Board has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board is authorized to delegate administration of the Directors' Plan to a committee of not fewer than three members of the Board.

ELIGIBILITY

     The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Six of the Company's seven current directors are eligible to participate in the Directors' Plan.

STOCK SUBJECT TO THE DIRECTORS PLAN

     If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan.

                                       9.

     Subject to shareholder approval of this Proposal 3, stock options granted under the Directors' Plan may not exceed in the aggregate 30,000 shares of the Company's Common Stock.

TERMS OF OPTIONS

     Each option under the Directors' Plan is subject to the following terms and conditions:

     Non-Discretionary Grants. Option grants under the Directors' Plan are non-discretionary. Currently, under the Director' Plan, each Non-Employee Director will be automatically granted an option to purchase the number of shares equal to $30,000 divided by the price per share offered to the public of Common Stock upon becoming a member of the Board of Directors. Thereafter, so long as the Director continues to serve on the Board, on the date of each annual meeting of the shareholders of the Company, the Director will be automatically granted an option to purchase that number of shares of Common Stock determined by dividing $20,000 by the fair market value of one share of Common Stock on the day of the grant.

     If the shareholders approve this Proposal 3, each Non-Employee Director will be automatically granted an option to purchase 5,000 shares upon becoming a member of the Board of Directors. Thereafter, so long as the Director continues to serve on the Board, on the date of each annual meeting of shareholders of the Company, the Director will be automatically granted an option to purchase 1,250 shares.

     Option Exercise. An option granted under the Directors' Plan shall vest as to 25% of the underlying shares one year following the date of grant, and as to 6.25% of the underlying shares each quarter thereafter. Such vesting is conditioned upon continued service as a director or employee of or consultant to the Company or any affiliate of the Company.

     Exercise Price; Payment. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the Common Stock subject to such options on the date such option is granted.

     Transferability; Term. Under the Directors' Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

     The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten years from the date of grant. If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option will terminate on the earlier of the Expiration Date or the date 30 days following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option will terminate on the earlier of the Expiration Date or one year following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the option's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of share subject to the plan and the class, number of shares and price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution, liquidation of the Company, a specified type of merger or consolidation or other corporate reorganization, to the extent permitted by law, the time during which outstanding options may be exercised will be accelerated, provided that the options will be terminated if not exercised prior to such event. The

                                      10.

acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may amend, suspend or terminate the Directors' Plan at any time or from time to time; provided, however, that the Board may not amend the Directors' Plan with respect to the amount, price or timing of grants more often than once every six months other than to comport with changes to the Code or the Employee Retirement Income Security Act ("ERISA"). No amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would:
(i) increase the number of shares reserved for options under the plan; (ii) modify the requirements as to eligibility for participation in the plan (to the extent such modification requires shareholder approval in order for the plan to comply with the requirements of Rule 16b-3); or (iii) modify the plan in any other way if such modification requires shareholder approval in order for the plan to meet the requirements of Rule 16b-3.

FEDERAL INCOME TAX INFORMATION

     Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

     The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Option Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

     Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionee or the Company by reason of the grant of nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Because the optionee is a director of the Company, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under
Section 83(b) of the Code. The filing of a Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held. Under recently enacted federal income tax legislation, capital gain from the sale of assets that have a holding period of more than one year but not more than eighteen months is subject to federal income tax at a maximum rate of 28% for individuals. If the holding period is more than eighteen months, the maximum stated federal income tax rate is 20% for individuals.

INFORMATION REGARDING OPTION GRANTS

     The following table presents certain information with respect to options granted under the Directors' Plan for the fiscal year ended January 31, 1998 to
(i) non-employee directors (employees, officers and employee directors are not eligible to participate in the Directors' Plan) and (ii) all non-employee directors as a group. Option grants under the Directors' Plan are non-discretionary. In the event the shareholders approve this Proposal 3, each non-employee director will receive options to purchase 5,000 shares upon becoming a member of the Board and options to purchase 1,250 shares upon each annual meeting of shareholders of the Company beginning with the annual meeting to be held on May 27, 1998; however, the dollar value of such options is not presently determinable.

                                      11.

                               NEW PLAN BENEFITS


                                                                       1996 Non Employee Directors' Plan
                                                          -------------------------------------------------
                                                                                   Number of Shares
Name and Position                                         Dollar Value(1)     Subject to Options Granted(2)
-----------------                                         ---------------     -----------------------------
Robert M. Jaffe........................................         $20,000                    717
Edgar F. Berner........................................         $20,000                    717
Stanley E. Foster......................................         $20,000                    717
Cece Smith.............................................         $20,000                    717
Andrew Schuon..........................................              --                     --
Corrado Federico.......................................              --                     --
All Non-Employee Directors as a Group..................         $80,000                  2,868

------------
(1) Represents the exercise price per share multiplied by the number of shares underlying the option(s).
(2) Represents the number of options granted under the Directors' Plan in fiscal 1997 and is not necessarily indicative of the number of such options that will be granted in the future.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 30, 1999 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                      12.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 10, 1998 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock:

                                                       Shares Beneficially Owned (1)
                                                       -----------------------------
                                                                 Number of             Percent of
        Directors, Officers and 5% Shareholders                   Shares                  Total
----------------------------------------------------   -----------------------------   ----------
BankAmerica Corporation (2).........................               593,489                12.4%
  555 California Street
  San Francisco, CA  94104

Robert M. Jaffe (3).................................               468,372                 9.8%
  Sorrento Associates, Inc.
  4370 La Jolla Village Drive, Suite 1040
  San Diego, CA  92122

Wellington Capital Management Co. LLP(4)............               467,000                 9.8%
  75 State Street
  Boston, MA  02109

Cece Smith (5)......................................               406,438                 8.5%
  Phillips-Smith Specialty Retail Group III, L.P.
  5080 Spectrum Drive, Suite 700 West
  Dallas, TX 75248

Orval D. Madden (6).................................               287,486                 6.0%
  Hot Topic, Inc.
  3410 Pomona Boulevard
  Pomona, CA  91768

Stanley E. Foster (7)...............................               267,613                 5.6%
  Foster Investment Corporation
  705 12th Avenue
  San Diego, CA  92101

Wall Street Associates (8)..........................               255,100                 5.3%
  1200 Prospect Street, Suite 100
  La Jolla, CA  92037

Edgar F. Berner (9).................................                75,337                 1.6%

Elizabeth M. McLaughlin (10)........................                29,793                  *

Jay A. Johnson (11).................................                18,377                  *

Gregory J. Gillogly (12)............................                11,938                  *

Marc R. Bertone (13)................................                11,467                  *

Andrew Schuon.......................................                    --                  --

Corrado Federico....................................                    --                  --

All executive officers and directors as a group
(11 persons)(14)....................................             1,576,821                 32.4%

___________________________

*  Less than one percent.

                                      13.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,777,003 shares outstanding on March 10, 1998, adjusted as required by rules promulgated by the SEC.

(2) Includes 509,797 shares held by Bank of America NT&SA, a wholly-owned subsidiary of BankAmerica Corporation. Also includes an aggregate of 83,692 shares held by (i) a registered investment company managed by Robertson, Stephens and Company Investment Management, L.P., an entity acquired by BankAmerica Corporation in October 1997 and (ii) BankAmerica Capital Corp., a subsidiary of BankAmerica Financial, Inc., a subsidiary of BankAmerica Corp.

(3) Includes 37,211 shares held by the Robert M. Jaffe Trust of which Mr. Jaffe is Trustee. Also includes 1,981 shares held by Sorrento Associates, Inc.; 287,459 shares held by, and 278 shares subject to options exercisable within 60 days of March 10, 1998 held by, Sorrento Ventures II, L.P.; and 141,304 shares held by, and 139 shares subject to options exercisable within 60 days of March 10, 1998 held by, Sorrento Ventures IIB, L.P. Mr. Jaffe is the President and Chief Executive Officer of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures, Sorrento Equity Partners, L.P. and Sorrento Equity Partners II, L.P. Sorrento Equity Partners, L.P. is the general partner of Sorrento Ventures II, L.P. and Sorrento Equity Partners II, L.P. is the general partner of Sorrento Ventures IIB, L.P. Mr. Jaffe disclaims beneficial ownership of shares held by all such entities, except to the extent of his pecuniary or pro rata interest in such shares.

(4) All such shares are held by Wellington Management Company, LLP ("WMC") in its capacity as a registered investment adviser under the Investment Advisers Act of 1940, as amended. WMC disclaims beneficial ownership of all such shares.

(5) Includes 406,021 shares held by Phillips-Smith Specialty Retail Group III, L.P., the general partner of which is Phillips-Smith Management Company. Ms. Smith is a general partner of Phillips-Smith Management Company. Ms. Smith disclaims beneficial ownership of all of such shares, except to the extent of her pecuniary or pro-rata interest in such shares. Also includes 417 shares subject to options exercisable within 60 days of March 10, 1998.

(6) Includes 12,436 shares subject to options held by Mr. Madden exercisable within 60 days of March 10, 1998. Also includes 274,300 shares held jointly by Orval and LeAnn Madden, and 750 shares subject to options held by LeAnn Madden exercisable within 60 days of March 10, 1998.

(7) Includes 256,196 shares held by the Stanley E. Foster and Pauline M. Foster Trust of which Mr. Foster is Co-Trustee. Also includes 11,417 shares subject to options exercisable within 60 days of March 10, 1998.

(8) All such shares are held by Wall Street Associates in its capacity as a registered investment adviser under the Investment Advisers act of 1940, as amended. Wall Street Associates disclaims beneficial ownership of all such shares.

(9) Includes 70,545 shares held by the Edgar F. Berner Trust, of which Mr. Berner is Trustee, and 1,500 shares held by the Julia A. Berner Trust, of which Mr. Berner's wife is the Trustee. Also includes 3,292 shares subject to options exercisable within 60 days of March 10, 1998.

(10) Includes 28,688 shares subject to options exercisable within 60 days of March 10, 1998.

(11) Includes 12,031 shares subject to options exercisable within 60 days of March 10, 1998.

(12) Includes 10,938 shares subject to options exercisable within 60 days of March 10, 1998.

(13) Includes 11,365 shares subject to options exercisable within 60 days of March 10, 1998.

(14) Includes 91,751 shares subject to options exercisable within 60 days of March 10, 1998.

                                      14.

Compliance with the Reporting Requirements of Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except the following: (i) Mr. Federico filed a late form 3 after being named a director of the Company on December 23, 1997, and
(ii) Mr. Schuon filed a late form 3 after being named a director of the Company on January 23, 1998.

                            EXECUTIVE COMPENSATION

Compensation of Directors

     As consideration for service on the Company's Board of Directors, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director's travel to and attendance at Board and committee meetings. Prior to February 18, 1998, non-employee directors received a $1,000 fee for their attendance at each Board meeting and a $500 fee for their attendance at each committee meeting, except that no director could be compensated more than $2,000 annually for meetings of a particular committee. Effective February 18, 1998, non-employee directors receive a $4,000 fee for their attendance at each regularly scheduled quarterly Board meeting, a $500 fee for their attendance at each special meeting of the Board and a $500 fee for their attendance at each committee meeting, except that no director can be compensated more than $2,000 annually for meetings of a particular committee. In fiscal 1997, the total compensation paid to non-employee directors was $39,500.

     Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. On the date of each annual meeting of shareholders, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least 90 days, or an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the shareholders of the Company, an option to purchase the number of shares (rounded to the nearest whole share) equal to $20,000 divided by the fair market value of one share of Common Stock on the date of grant. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. An option granted under the Directors' Plan may not be exercised until the date upon which the optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and 6.25% of the option shares shall become exercisable each quarter thereafter in accordance with its terms. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

                                      15.

     During the last fiscal year, the Company granted options under the Directors' Plan covering 717 shares to each non-employee director of the Company at an exercise price per share of $27.88. The fair market value of such Common Stock on the date of grant was $27.88 per share (based on the closing price per share of the Company's Common Stock as quoted on the Nasdaq National Market on the date of grant). During fiscal 1997, George Peyser, a former director of the Company, exercised options to purchase 347 shares under the Directors' Plan and options to purchase 11,000 shares under the 1996 Plan. The aggregate value realized upon exercise of such options was $235,745. As of March 10, 1998, no other options had been exercised under the Directors' Plan.

     During the last fiscal year, the Company also granted non-plan options covering 5,000 shares to each of Mr. Federico and Mr. Schuon at an exercise price of $20.00 and $21.63, respectively. The fair market value of such Common Stock on the date of grant was $20.00 per share and $21.63 per share, respectively (based on the closing price per share of the Company's Common Stock as quoted on the Nasdaq National Market on the date of grant). The terms of such options are substantially similar to the terms of the options granted under the Directors' Plan.

Compensation of Executive Officers

     The following table shows for the fiscal years ended February 3, 1996, February 1, 1997 and January 31, 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four highest compensated executive officers of the Company who earned more than $100,000 in fiscal 1997 (collectively, the "Named Executive Officers"):

                               Summary Compensation Table

                                                                  Long-Term
                                                                 Compensation
                                          Annual Compensation       Awards
                                         ---------------------   ------------
                                                                  Securities   All Other
Name and Principal                        Salary       Bonus      Underlying    Compen-
Position                          Year     ($)         ($)(1)       Options    sation($)
-------------------------------   ----   --------    ---------   ------------  ---------
Orval D. Madden,                  1997   $300,000     $150,000     100,000     $13,105(2)
  President and Chief             1996   $200,000     $100,000      10,000     $ 8,673(2)
  Executive Officer               1995   $185,000     $ 25,000         --      $ 7,531(2)

Jay A. Johnson,                   1997   $166,300     $ 60,000      50,000     $ 3,418(6)
  Chief Financial Officer and     1996   $144,500     $ 55,000       2,500         --
  Assistant Secretary (3)         1995   $ 93,000     $ 11,000      37,500         --

Elizabeth M. McLaughlin,          1997   $170,000     $ 60,000      50,000     $ 4,494(4)
  Vice President, General         1996   $148,000     $ 40,000      10,000     $ 2,202(6)
  Merchandise Manager             1995   $139,000     $ 13,000         --      $ 1,305(6)

Marc R. Bertone,                  1997   $162,000     $ 55,000      25,000     $ 7,171(5)
  Vice President,                 1996   $145,250     $ 40,000       5,000         --
  Real Estate and Construction    1995   $143,000     $ 13,000         --          --

Gregory J. Gillogly,              1997   $148,500     $ 42,375      10,000     $ 4,147(6)
  Vice President, Operations      1996   $ 99,436     $ 20,000      25,000         --

____________________

(1) 1997 amounts reflect bonuses earned in fiscal 1997 and paid in fiscal 1998, 1996 amounts reflect bonuses earned in fiscal 1996 and paid in fiscal 1997, and 1995 amounts reflect bonuses earned in fiscal 1995 and paid in fiscal 1996.

(2) Of these amounts $5,371, $2,679 and $2,289 represent an automobile allowance in fiscal 1997, fiscal 1996 and fiscal 1995, respectively; $5,240, $5,993 and $5,241 represent long-term disability insurance payments in fiscal 1997, fiscal 1996 and fiscal 1995, respectively; and $2,493 represents life insurance premiums paid in fiscal 1997.

                                      16.

(3) Mr. Johnson joined the Company during fiscal 1995. If he had been employed by the Company during the entire fiscal year at the same annual base, his base salary for fiscal 1995 would have been $140,000.

(4) Of this amount $3,189 represents an automobile allowance and $1,305 represents long-term disability insurance payments.

(5) Of this amount $1,981 represents an automobile allowance and $5,190 represents long-term disability insurance payments.

(6)  Represents long-term disability insurance payments.

                       Stock Option Grants And Exercises

     The Company grants options to its executive officers under the 1996 Plan. As of March 10, 1998, options to purchase a total of 530,429 shares were outstanding under the 1996 Plan and options to purchase 23,575 shares remained available for grant thereunder.

                       Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options made during the fiscal year ended January 31, 1998 to each of the Named Executive Officers:

                                                  Individual Grants
                          ---------------------------------------------------------------
                           Number of   % of Total                                           Potential Realizable Value
                          Securities    Options                                             at Assumed Annual Rates of
                            Under-     Granted to                   Market                   Stock Price Appreciation
                            lying       Employees   Exercise or     Price                        for Option Term (3)
                           Options      in Fiscal   Base Price    on Date of   Expiration   --------------------------
Name                      Granted(1)     Year(2)      ($/Sh)        Grant         Date           5%           10%
-----------------------   ----------   ----------   -----------   ----------   ----------   -----------   ------------
Orval D. Madden             100,000       31.1%       $26.75       $26.75       06/05/07     $1,685,000    $4,253,000
Jay A. Johnson               50,000       15.5%       $26.75       $26.75       06/05/07     $  842,500    $2,126,500
Elizabeth M. McLaughlin      50,000       15.5%       $26.75       $26.75       06/05/07     $  842,500    $2,126,500
Marc R. Bartone              25,000        7.8%       $26.75       $26.75       06/05/07     $  421,250    $1,063,250
Gregory J. Gillogly          10,000        3.1%       $26.75       $26.75       06/05/07     $  168,500    $  425,300

____________________

(1) Options become exercisable over a 4 year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The term of the options is ten years.

(2) Based on options to purchase 322,050 shares granted to employees in fiscal 1997, including the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

                                      17.

                   Aggregated Fiscal Year-End Option Values

     The following table sets forth information with respect to the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 1997 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of January 31, 1998:

                                                                     Number of Securities           Value of Unexercised
                                                                    Underlying Unexercised          In-the-Money Options
                                                                 Options at Fiscal Year-End(1)      at Fiscal Year-End(2)
                              Shares Acquired   Value Realized   -----------------------------   ---------------------------
Name                            on Exercise       on Exercise     Exercisable    Unexercisable   Exercisable   Unexercisable
----                          ---------------   --------------   -------------   -------------   -----------   -------------
Orval D. Madden.............        75,401        $1,919,242         12,436         111,623        $238,758       $217,903
Jay A. Johnson..............        15,000        $  331,250         12,031          62,969        $230,917       $249,083
Elizabeth M. McLaughlin.....        11,000        $  248,000         28,688          57,812        $560,174       $144,014
Marc R. Bertone.............        11,720        $  261,005         11,365          30,415        $220,254       $101,998
Gregory J. Gillogly.........           --                --          10,938          24,062        $159,968       $205,657

____________________

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock.

(2) Based on the fair market value of the Common Stock as of January 31, 1998. Amounts reflected are based on the fair market value minus the exercise price and do not indicate that the optionee sold such stock.

                             Employment Agreements

     The Company entered into an Employment Agreement and a Consulting Agreement with Mr. Madden in August 1994. Such Employment Agreement and Consulting Agreement terminated in August 1997. The terms of a new employment agreement between the Company and Mr. Madden are currently being negotiated.

     The Company entered into a letter employment agreement with Ms. McLaughlin in August 1994, which provides for an annual salary of $120,000, subject to adjustment by the Company, and which incorporates certain consulting requirements. Either party may terminate the agreement without cause upon nine months' notice, and during such nine month period, Ms. McLaughlin will serve as a consultant to the Company (for a minimum of ten hours per week) and will be compensated at a rate of two-thirds her most recent annual base salary. The letter agreement prohibits Ms. McLaughlin from competing against the Company during such time.

                    REPORT OF THE COMPENSATION COMMITTEE OF
               THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is appointed by the Board and is comprised of three non-employee directors and one employee director. The Committee advises the Board on all compensation matters concerning the Company's executive officers.

Overall Compensation Policy

     The Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objective of the Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long term incentives in

                                      18.

the form of stock options that allows the Company to attract and retain talented executive officers and to align their interests with those of shareholders.

Base Salary

     During fiscal 1997, the base salaries for the executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in the Company's industry. Annual adjustments in base salaries are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements. The Chief Executive Officer's base salary for fiscal 1997 was determined in this manner to be $300,000, as noted in the summary compensation table.

Bonus

     Annual incentive bonuses are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Incentive Plan") which provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. Awards are made by the Board upon receiving the Compensation Committee's recommendations. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Committee may choose to increase bonuses accrued to the Incentive Plan. The purpose of the Incentive Plan is to reward and reinforce executive management's commitment to achieve levels of profitability and return consistent with increasing shareholder value.

     Cash bonuses earned under the Incentive Plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors.

Long Term Incentives

     The final portion of the executive officers' compensation during fiscal 1997 consisted of incentive stock options as listed in this Proxy Statement in the table entitled "Option Grants in Last Fiscal Year". It is this award that the Company has utilized to provide long term incentives.

Chief Executive Officer Compensation

     During fiscal 1997, Mr. Orval Madden, President and Chief Executive Officer of the Company and member of the Board, was eligible to participate in the same executive compensation plans as were available to other executive officers of the Company. Based on the performance of the Company in fiscal 1997 and the Committee's assessment of Mr. Madden's ongoing personal performance in the position of Chief Executive Officer, Mr. Madden received a salary increase during 1997. Among the factors considered by the Committee in its consideration of Mr. Madden's performance were net income results, new store openings and the further strengthening of the Company's personnel and systems infrastructure.

     Mr. Madden's annual incentive bonus award was earned under the Incentive Plan and was based substantially on the financial performance of the Company for the fiscal year 1997. On that basis, Mr. Madden received an annual incentive bonus award of $150,000.

     Mr. Madden was granted stock options under the 1996 Plan for 100,000 shares of Common Stock on June 6, 1997, at the option price of $26.75 per share.

                                      19.

     The Company entered into an Employment Agreement and a Consulting Agreement with Mr. Madden in August 1994. Such Employment Agreement and Consulting Agreement terminated in August 1997. The terms of a new employment agreement between the Company and Mr. Madden are currently being negotiated.

Section 162(m) Of The Internal Revenue Code

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. At this time, the amount of compensation (as defined for Code Section 162(m) purposes) paid to the Company's executive officers does not exceed the $1 million pay limit and will most likely not be affected by the statute and regulations in the near future. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Compensation Committee has determined that stock options granted under the 1996 Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

                            Compensation Committee

                            Robert M. Jaffe
                            Stanley E. Foster
                            Andrew Schuon
                            Orval Madden

Compensation Committee Interlocks and Insider Participation

     Messrs. Jaffe, Foster, Schuon and Madden currently serve as members of the Compensation Committee. Mr. Jaffe is President and Chief Executive Officer of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures and Sorrento Equity Partners, L.P., the general partner of Sorrento Ventures II, L.P. and Sorrento Equity Partners II, L.P., the general partner of Sorrento Ventures IIB, L.P. Mr. Foster is a Co-Trustee of the Stanley & Pauline Foster Trust. Mr. Madden is currently the Chief Executive Officer of the Company. Compensation of Messrs. Jaffe, Foster and Schuon, as well as the other non-employee members of the Board, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. Compensation of Mr. Madden is determined by the non-employee members of the Board.

                                      20.

     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq CRSP Retail Trade Index, and the Nasdaq Market Index for the period that commenced September 24, 1996 (the date on which the Company's Common Stock was first traded on the Nasdaq National Market System) and ended on January 31, 1998. The graph assumes that all dividends have been reinvested.


                      COMPARATIVE CUMULATIVE TOTAL RETURN
                             AMONG HOT TOPIC, INC.,
              NASDAQ CRSP RETAIL TRADE INDEX, NASDAQ MARKET INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                            Nasdaq CRSP
Measurement Period           Hot            Retail Trade    Nasdaq
(Fiscal Year Covered)        Topic, Inc.    Index           Market Index
-------------------          -----------    ------------    ------------
Measurement Pt-9/24/1996     $100.00        $100.00         $100.00
12/31/1996                   $ 75.60        $ 93.95         $104.71
3/31/1997                    $ 92.82        $ 89.36         $ 99.38
6/30/1997                    $ 86.12        $100.97         $117.57
9/30/1997                    $ 76.56        $114.48         $137.08
12/31/1997                   $ 87.08        $110.67         $128.44
1/30/1998                    $ 86.60        $112.27         $132.46

_______________

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws.

                                      21.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors


                                       Jay A. Johnson
                                       Assistant Secretary

April 30, 1998

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for Fiscal 1997 is available without charge upon written request to: Assistant Secretary, Hot Topic, Inc., 3410 Pomona Boulevard, Pomona, California 91768.

                                      22.

                                HOT TOPIC, INC.

                          1996 EQUITY INCENTIVE PLAN

                           Adopted January 20, 1993
                             Amended July 8, 1994
                            Amended March 27, 1996
                      Amended and Restated June 14, 1996
                           Amended February 18, 1998
                     Approved by Shareholders ______, 1998


                                 Introduction

     Originally adopted on January 20, 1993 as the "1993 Stock Option Plan of Hot Topic, Inc.," the plan is hereby amended and restated and retitled the "1996 Equity Incentive Plan."

1.   Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a

                                       1.

separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "Company" means Hot Topic, Inc., a California corporation.

     (f) "Concurrent Stock Appreciation Right" or "Concurrent Right" means a right granted pursuant to subsection 8(b)(2) of the Plan.

     (g) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (h) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Chief Executive Officer of the Company may determine, in his or her sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (i) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j)  "Director" means a member of the Board.

                                       2.

     (k)  "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

     (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

          (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (2) If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to

                                       3.

which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (q) "Independent Stock Appreciation Right" or "Independent Right" means a right granted pursuant to subsection 8(b)(3) of the Plan.

     (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (t)  "Option" means a stock option granted pursuant to the Plan.

     (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (v)  "Optionee" means a person who holds an outstanding Option.

     (w) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (x)  "Plan" means this Hot Topic, Inc. 1996 Equity Incentive Plan.

     (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (z) "Stock Appreciation Right" means any of the various types of rights which may be granted under Section 8 of the Plan.

     (aa) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

                                       4.

     (bb) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (cc) "Tandem Stock Appreciation Right" or "Tandem Right" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.   Administration.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3)  To amend the Plan or a Stock Award as provided in Section 14.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers

                                       5.

theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such Subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

     (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.   Shares Subject To The Plan.

     (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate One Million Two Hundred Fifty Thousand (1,250,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   Eligibility.

     (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants. Notwithstanding the foregoing, no Stock Awards shall be granted to a Director (including a Director who is an Employee or a Consultant) prior to August 15, 1996 (or such later date as the amendments to Rule 16b-3 adopted by the Securities and Exchange Commission pursuant to Release No. 34-37260 become effective

                                       6.

as to the Company), unless such Director is expressly declared eligible to participate in the Plan by action of the Board or the Committee.

     (b) No person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

     (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than Two Hundred Thousand (200,000) shares of the Company's common stock in any twelve (12) month period. This subsection 5(c) shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act and, following such registration, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.   Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the

                                       7.

stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Option, as the Board or the Committee shall determine in its discretion, including (without limitation) pursuant to a "domestic relations order" within the meaning of such rules, regulations or interpretations of the Securities and Exchange Commission as are applicable for purposes of Section 16 of the Exchange Act (a "DRO"). In the event of a transfer of a Nonstatutory Option as provided in the Option Agreement, the transferee shall be entitled to exercise such Nonstatutory Option to the extent of his or her interest received in such transfer, subject to the terms and conditions of the Option Agreement. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the

                                       8.

shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of thirty (30) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

     (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or

                                       9.

shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.   Terms Of Stock Bonuses And Purchases Of Restricted Stock.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

                                      10.

     (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a DRO (as defined in subsection 6(d) hereof), so long as stock awarded under such agreement remains subject to the terms of the agreement.

     (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

     (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.


 8.  Stock Appreciation Rights.

     (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time

                                       11.

subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

     (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

          (1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

          (2) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

          (3) Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock


                                       12.

     Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.


 9.  Cancellation And Re-Grant Of Options.

     (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of a 10% shareholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

     (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted, for the applicable year in which it was granted, against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by
Section 162(m) of the Code.

                                       13.

10.  Covenants Of The Company.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.


11.  Use Of Proceeds From Stock.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.


12.  Miscellaneous.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause the right of the Company's Board of Directors and/or the Company's shareholders to remove any Director pursuant to the terms of the Company's Bylaws and the provisions of the California Corporations Code (or the applicable laws of the Company's state of

                                       14.

incorporation if the Company's state of incorporation should change in the future), or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

                                       15.

13.  Adjustments Upon Changes In Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any twelve (12) month period pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 13(b)) for those outstanding under the Plan; or (ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar awards for those outstanding under the Plan, then, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards and, if applicable, exercisability of such Stock Awards shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

                                       16.

14.  Amendment Of The Plan and Stock Awards.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for Stock Awards under the Plan;

         (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

         (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
     Section 422 of the Code or to comply with the requirements of Rule 16b-3.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

                                       17.

15.  Termination Or Suspension Of The Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the date that is ten (10) years following the earlier of (i) the date of the amendment and restatement of the Plan as determined by the Board, or (ii) the date such amendment and restatement is approved by the shareholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.


16.  Effective Date Of Plan.

     The Plan, as amended by the Board on June 14,1996, shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective. Prior to the effectiveness of such initial public offering, the terms and conditions of the Plan as in effect prior to its amendment by the Board on June 14, 1996 shall continue to apply. No Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                       18.

                                HOT TOPIC, INC.

                1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           Adopted on June 14, 1996

                   Approved by Shareholders on July 9, 1996

                         Amended on February 18, 1998

                   Approved by Shareholders on ______, 1998

1.  Purpose.

    (a) The purpose of the 1996 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Hot Topic, Inc. (the "Company") who is not otherwise at the time of grant an employee of or consultant to the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.  Administration.

    (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"), unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

    (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                                       1.

3.  Shares Subject To The Plan.

    (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate eighty thousand (80,000) shares of the Company's common stock. Such share reserve is comprised of the thirty thousand (30,000) shares reserved for issuance upon adoption of the Plan plus an additional fifty thousand (50,000) reserved for issuance in February, 1998. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  Eligibility.

    Options shall be granted only to Non-Employee Directors of the Company.

5.  Non-Discretionary Grants.

    (a) Each person who is elected or appointed for the first time to be a Non-Employee Director shall automatically be granted, upon the date of his or her initial election or appointment, an option to purchase five thousand (5,000) shares of common stock (an "Initial Grant").

    (b) On the date of each annual meeting of shareholders, commencing with the 1998 annual meeting, each person who is then a Non-Employee Director shall automatically be granted an option to purchase one thousand two hundred fifty (1,250) shares of common stock (an "Annual Grant"). Notwithstanding the foregoing, a Non-Employee Director shall not be entitled to an Annual Grant if
(i) such Non-Employee Director has served as a Non-Employee Director for less than three (3) months, or (ii) such Non-Employee failed to attend at least seventy five percent (75%) of the meetings (A) of the Board which occurred while the Non-Employee Director was a member of the Board and (B) of each committee of which such Non-Employee Director was a member.

6.  Option Provisions.

    Each option shall be subject to the following terms and conditions:

    (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or

                                       2.

for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of such service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of all such service under the provisions of subparagraph 6(e).

    (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

    (c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 100 shares; but when the number of shares being purchased upon an exercise is 100 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

         (i) Payment of the exercise price per share in cash at the time of exercise;

         (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

         (iii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company's common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company's common stock.

         (iv) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(iii) above.

    (d) An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order, and shall be exercisable during

                                       3.

the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

    (e) The option shall become exercisable in installments over a period of four (4) years from the date of grant as follows: twenty-five percent (25%) shall be exercisable commencing on the date one year after the date of grant of the option and six and one-quarter percent (6.25%) shall be exercisable at the end of each calendar quarter thereafter, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

    (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

                                       4.

7.  Covenants Of The Company.

    (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.  Use Of Proceeds From Stock.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.  Miscellaneous.

    (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

    (b) Nothing in the Plan, or in any instrument executed pursuant thereto, shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or shareholders or any Affiliate to remove any Non-Employee Director pursuant to the Company's Bylaws and the provisions of the laws of the Company's state of incorporation.

    (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

    (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-

                                       5.

Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

    (e) As used in this Plan, "fair market value" means, as of any date, the value of the common stock of the Company determined as follows:

         (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, the fair market value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (ii) If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (iii) In the absence of an established market for the common stock, the fair market value shall be determined in good faith by the Board.

10.  Adjustments Upon Changes In Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is

                                       6.

not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then the time during which options outstanding under the Plan may be exercised shall be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event.

11.  Amendment Of The Plan.

     (a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Internal Revenue Code or any Nasdaq or securities exchange requirements.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.  Termination Or Suspension Of The Plan.

     (a) The Board may suspend or terminate the Plan at any time. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

                                       7.

13.  Effective Date Of Plan; Conditions Of Exercise.

     (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the shareholders of the Company.

     (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

                                       8.

--------------------------------------------------------------------------------

                                HOT TOPIC, INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  SHAREHOLDERS
                           TO BE HELD ON MAY 27, 1998

    The undersigned hereby appoints Orval D. Madden and Jay A. Johnson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Hot Topic, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Hot Topic, Inc. to be held at the Company's offices located at 3410 Pomona Boulevard, Pomona, California, 91768 on Wednesday, May 27, 1998 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC
  INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE
  THEREWITH.

  MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

  PROPOSAL 1:  To elect directors to serve for the ensuing year and until their successors are elected.

               [_] FOR all nominees                [_] WITHHOLD AUTHORITY to
                   listed below (except as             vote for all nominees
                   marked to the contrary below).      listed below.

               NOMINEES:  Robert M. Jaffe, Orval D. Madden, Edgar F. Berner,
                          Stanley E. Foster, Andrew Schuon, Corrado Federico, Cece Smith

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE THE NAME(S) OF SUCH
                               NOMINEE(S) BELOW:

            -------------------------------------------------------

            -------------------------------------------------------
  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

  PROPOSAL 2: To approve the Company's 1996 Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

     [_] FOR                       [_] AGAINST                [_] ABSTAIN

                 (Continued and to be signed on other side)

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from other side)

  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

  PROPOSAL 3: To approve the Company's 1996 Non-Employee Director Stock Option
              Plan, as amended to (i) increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 50,000 shares, (ii) provide for an automatic grant to new directors of options to purchase 5,000 shares upon becoming a member of the Board of Directors, and (iii) provide for an automatic grant to directors of options to purchase 1,250 shares upon each annual meeting of shareholders of the Company.

     [_] FOR                       [_] AGAINST                [_] ABSTAIN

  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

  PROPOSAL 4: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 30, 1999.

     [_] FOR                       [_] AGAINST                [_] ABSTAIN

                                             Date:____________________ 1998

                                               ____________________________

                                               ____________________________
                                                         SIGNATURE(S)

                                               Please sign exactly as
                                               your name appears hereon.
                                               If the stock is registered
                                               in the names of two or
                                               more persons, each should
                                               sign. Executors,
                                               administrators, trustees,
                                               guardians and attorneys-
                                               in-fact should add their
                                               titles. If signer is a
                                               corporation, please give
                                               full corporate name and
                                               have a duly authorized
                                               officer sign, stating
                                               title. If signer is a
                                               partnership, please sign
                                               in partnership name by
                                               authorized person.

  PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

-------------------------------------------------------------------------------